SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

CBM BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	001-38680	83-1095537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 East Joppa Road, Baltimore, MD 21234

(Address of Principal Executive Offices)

(410) 665-7600

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock (par value $0.01 per share)	CBMB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2021 Annual Meeting of Stockholders, held on May 12, 2021, the persons listed below were elected to serve as directors of the Company, each for a term of three years and the appointment by the Audit Committee of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for fiscal 2021 was ratified.

The Inspector of Election reported the vote of stockholders at the Annual Meeting as follows:

PROPOSAL 1: Election of Directors

NAME	FOR	WITHHELD
William J. Bocek, Jr.	1,901,443	75,738
Francis X. Bossle, Jr. Benny C. Walker	1,653,848 1,884,613	323,333 92,568

In addition, there were 703,177 broker non-votes for each nominee.

PROPOSAL 2: Ratify Appointment of Dixon Hughes Goodman LLP

FOR	AGAINST	ABSTAIN
2,664,696	13,576	2,086

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CBM BANCORP, INC.

DATE: May 13, 2021	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President
(Duly Authorized Officer)